Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Symphony International Equity Fund
Nuveen Symphony Large-Cap Growth Fund
Nuveen Symphony Low Volatility Equity Fund
Nuveen Symphony Mid-Cap Core Fund
Nuveen Symphony Small Cap Core Fund, each a series of

      Nuveen Investment Trust II (the  Trust )

811-08333


We hereby incorporate by reference a new
Investment Advisory Agreement and a new Sub-
Advisory Agreement for each Fund.  The new
Investment Advisory Agreement was filed as Exhibits 99D.1 and 99D.2 under Conformed
Submission Type 485BPOS, accession number
0001193125-14-427692, on November 28, 2014.  A
new Sub-Advisory Agreement for each of the above-listed Funds was filed as Exhibit 99D.3 under Conformed Submission Type 485BPOS, accession number 0001193125-15-023231, on January 28,
2015.